     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2001.

                         REGISTRATION NO. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SPSS INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          36-2815480
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                              Number)



                 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 EDWARD HAMBURG
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                     CHIEF FINANCIAL OFFICER, AND SECRETARY
                                    SPSS INC.
                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            LAWRENCE R. SAMUELS, ESQ.
                                 ROSS & HARDIES
                             150 N. MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60601
                                 (312) 558-1000

                                                   CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title of Securities to       Amount to be          Proposed maximum        457(h) Proposed           Amount of
     be registered           registered(1)         offering price per     aggregate offering      registration fee
                                                       share(2)                 price
 Common Stock, $.01 par          125,000                 $18.75                $2,343,750               $585.94
         value
======================================================================================================================

---------------

     (1) The securities being registered include a maximum of 100,000 shares issuable upon the exercise of options under the 2000 Qualified Employee Stock Purchase Plan, and 25,000 shares issuable upon the exercise of options under the 2000 Nonqualified Employee Stock Purchase Plan, assuming full participation of employees under those plans.

     (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the Nasdaq National Market on March 14, 2001, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC" or the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the SPSS Inc. 2000 Qualified and Nonqualified Employee Stock Purchase Plans and its administrators are available without charge by contacting:

                                 Edward Hamburg
                 Executive Vice President, Corporate Operations,
                      Chief Financial Officer and Secretary
                       233 South Wacker Drive, 11th Floor
                            Telephone: (312) 651-3000

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

         SPSS hereby incorporates by reference the following documents previously filed with the Commission:

         (a) Our annual report on Form 10-K, filed March 30, 2000 for the fiscal year ended December 31, 1999;

         (b) Our quarterly report on Form 10-Q, filed May 15, 2000 for the fiscal quarter ended March 31, 2000;

         (c) Our quarterly report on Form 10-Q, filed August 14, 2000 for the fiscal quarter ended June 30, 2000;

         (d) Our quarterly report or Form 10-Q, filed November 14, 2000 for the fiscal quarter ended September 30, 2000;

         (e) Our current report on Form 8-K and amendments thereto filed with the Commission on June 30, 2000 (Norusis litigation);

         (f) Our press release filed on Form 425 with the Commission on November 9, 2000, regarding the SPSS merger with ShowCase Corporation;

         (g) Our current report on Form 8-K filed with the Commission on November 15, 2000, regarding the SPSS merger with ShowCase Corporation;

         (h) Our amended joint proxy registration statement on Form S-4A, filed January 24, 2001 and declared effective January 24, 2001, relating to the SPSS merger with ShowCase Corporation and the related registration of SPSS common stock to be issued to the former shareholders of ShowCase;

         (i) The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 4, 1993, pursuant to
    Section 12 of the Exchange Act; and

         (j) Our proxy statement, filed with the SEC on May 15, 2000, for its annual meeting of stockholders held on June 14, 2000, except for the compensation committee report contained therein.

         With respect to the unaudited interim financial information for the periods ended March 31, 1999 and 2000, June 30, 1999 and 2000, September 1999 and 2000, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in SPSS' quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because the reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Securities Act.

Item 4.  Description of Securities

               Not applicable.


Item 5.  Interests of Named Experts and Counsel

               Not applicable.


Item 6.  Indemnification of Officers and Directors

         SPSS' Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or are alleged to have occurred, while said party was a director or officer of SPSS; provided, however, SPSS shall not indemnify any director or officer in an action against SPSS unless SPSS shall have consented to the action. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of SPSS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually incurred by the person in connection with the action if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation with respect to any criminal action, and had no reasonable cause to believe his conduct was unlawful. Delaware law does not permit a corporation to eliminate a director's duty of care, and the provisions of SPSS' Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

         SPSS maintains a director's and officer's liability insurance policy which indemnifies directors and officers for specified losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances where SPSS does not provide indemnification.

         Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

         (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

         (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

Item 7.  Exemption from Registration Claimed.

               Not applicable.


Item 8.  Exhibits.


  Exhibit Number     Description                                                          Incorporation by Reference
  --------------     -----------                                                          --------------------------
        5.1          Opinion of Ross & Hardies regarding legality of shares of Common
                     Stock.
       10.1          2000 Qualified Employee Stock Purchase Plan                                  *Ex. 10.46
       10.2          2000 Nonqualified Employee Stock Purchase Plan                               *Ex. 10.47
       15.1          Letter Re:  Unaudited Interim Financial Information.
       23.1          Consent of KPMG LLP.
       23.2          Consent of Ross & Hardies (contained in opinion filed as Exhibit
                     5.1).
       24.1          Power of Attorney.                                                               **

         *           Previously filed with SPSS Inc.'s Form S-4, filed December 19, 2000.
                     (File No. 333-52216)

         **          Power of attorney is contained within the signature page.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3)
              of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2001.



                                              SPSS Inc.

                                              By:  /s/  Jack Noonan
                                                 -------------------------------
                                                 Jack Noonan
                                                 President and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Edward Hamburg, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 7, 2001.



Signature                                   Title(s)
---------                                   --------

/s/ Norman H. Nie                  Chairman of the Board
-------------------------
Norman H. Nie


/s/ Jack Noonan                    President, Chief Executive
-------------------------            Officer and Director
Jack Noonan


/s/ Edward Hamburg                 Executive Vice President,
-------------------------          Corporate Operations,
Edward Hamburg                     Chief Financial Officer and Secretary


/s/ Robert Brinkmann               Controller and Assistant Secretary
-------------------------
Robert Brinkmann


/s/ Michael Blair                  Director
-------------------------
Michael Blair


/s/ Bernard Goldstein              Director
-------------------------
Bernard Goldstein


/s/ Merritt Lutz                   Director
-------------------------
Merritt Lutz


/s/ Promod Haque                   Director
-------------------------
Promod Haque


/s/ William Binch                  Director
-------------------------
William Binch


/s/ Kenneth Holec                  Director
-------------------------
Kenneth Holec

                                    SPSS INC.

                                  EXHIBIT INDEX

                                                                Location Of
                                                                Document in
Exhibit                                                          Sequential
   No.    Description                                         Numbering System
-------   -----------                                         ----------------

  5.1 Opinion of Ross & Hardies regarding legality of shares of Common Stock.

  15.1    Letter Re: Unaudited Financial Information

  23.1    Consent of KPMG LLP.

  23.2 Consent of Ross & Hardies (contained in opinion filed as Exhibit 5.1).

  24.1    Power of Attorney.*

* Power of attorney is contained within the signature page.




                             11